Exhibit 10.1

TWELFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This TWELFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of this 29th day of May, 2009 by and among BANK OF AMERICA, N.A., as successor by merger to LaSalle Business Credit, LLC, as administrative agent and collateral agent (in such agent capacities, “Agent”) for itself and all other lenders from time to time a party hereto (“Lenders”), located at 135 South LaSalle Street, Chicago, Illinois 60603-4105, PROTECTIVE APPAREL CORPORATION OF AMERICA, a New York corporation (“PACA”), POINT BLANK BODY ARMOR INC., a Delaware corporation (“Point Blank”) and LIFE WEAR TECHNOLOGIES, INC., a Florida corporation (“Life Wear”, and together with PACA and Point Blank, collectively, the “Borrowers” and each, individually, a “Borrower”) and POINT BLANK SOLUTIONS, INC., a Delaware corporation (the “Parent” and a “Guarantor”).  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Loan Agreement (as hereinafter defined).

RECITALS

WHEREAS, Borrowers, Parent, Agent and Lenders have entered into that certain Amended and Restated Loan and Security Agreement dated as of April 3, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrowers, Parent, Agent and Lenders have agreed to the amendments set forth herein;

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Parent, Agent and Lenders hereby agree as follows:

SECTION 1.         Amendments.

(a)           Section 2 of the Loan Agreement is hereby amended by amending and restating Section 2(e) to read as follows:

“(e)           Term Loan.  (i) The parties hereto agree that as of October 31, 2008,  a portion of the outstanding principal amount of Revolving Loans equal to $10,000,000 shall be converted into a separate term loan issued by the Borrowers in the original principal amount of $10,000,000 (herein, the “Term Loan”) evidenced by this Agreement and any promissory note executed under Section 2(c) of this Agreement and shall be allocated ratably to the Lenders holding Revolving Loans as of such date.  Simultaneously with such conversion, the outstanding principal amount of the Revolving Loans shall be deemed to be reduced by $10,000,000.  The obligation of the Borrowers to repay the Term Loan shall be joint and several and the Term Loan, together with all accrued and unpaid interest thereon, shall be repaid in full on August 30, 2009 (“Scheduled Term Loan Maturity Date”) or earlier, if required to be repaid in accordance with clause (ii) below or Section 16 of this Agreement.  The Term Loan shall at all times be a Base Rate Loan and shall bear interest in accordance with Section 4(a) of this Agreement.  On or prior to the Scheduled Term Loan Maturity Date, Borrowers may repay the Term Loan in full (but not in part), together with all accrued and unpaid interest thereon, from proceeds of Revolving Loans up to an amount such that Availability is not less than $2,000,000 after giving effect to such repayment (provided, that such $2,000,000 Availability level shall be deemed adjusted downward by the amount of any additional availability blocks over $3,000,000 that are added pursuant to subsection 2(a)(v) but in no event shall such Availability level be less than $0).  If the outstanding principal amount of the Term Loan, together with accrued and unpaid interest thereon, is not paid on the Scheduled Term Loan Maturity Date (or such earlier date when due), Agent may make demand under that certain Corporate Guaranty executed in favor of Agent on October 31, 2008 (as amended, restated or reaffirmed from time to time, the “Corporate Guaranty”) in addition to any other rights and remedies Agent may exercise under this Agreement and the Other Agreements.

(ii)  Notwithstanding anything herein to the contrary, Borrowers agree to prepay the principal amount of the Term Loan on June 30, 2009 in the principal amount of $1,500,000 and on July 30, 2009 in the principal amount of $1,500,000.  On such installment due dates, Borrowers may make such prepayments from proceeds of Revolving Loans up to an amount such that Availability is not less than $2,000,000 after giving effect to such prepayment (provided, that such $2,000,000 Availability level shall be deemed adjusted downward by the amount of any additional availability blocks over $3,000,000 that are added pursuant to subsection 2(a)(v) but in no event shall such Availability level be less than $0).  If any such prepayment installment is not paid on the date specified in this clause (ii), Agent may make demand under the Corporate Guaranty for any balance owing on such installment in addition to any other rights and remedies Agent may exercise under this Agreement and the Other Agreements.

(iii) To the extent the Term Loan under Section 2(e) is not repaid in full on the Scheduled Term Loan Maturity Date, Borrowers shall pay to Agent an additional $50,000 amendment fee in connection with that certain Sixth Amendment to Loan and Security Agreement dated as of October 31, 2008 among Borrowers, Parent, Lenders party thereto and Agent, which fee shall be for the ratable benefit of the Lenders executing such amendment.

(iv)  any Event of Default resulting from the non-payment of any portion of the Term Loan when due and payable shall be deemed waived upon the satisfaction of such payment in full in cash though a payment by the guarantor under the Corporate Guaranty within three(3) Business Days of such Event of Default.”

(b)           The Term Note in the principal amount of $10,000,000 executed on October 31, 2008 by Borrowers in favor of Bank of America, N.A. is hereby amended by deleting reference to the date “May 29, 2009” and replacing it with the date “August 30, 2009”.

SECTION 2.         Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a)           This Amendment shall have been duly executed and delivered by Borrowers and Parent (collectively, “Amendment Parties”), Agent and each Lender;

(b)           No Default or Event of Default shall have occurred and be continuing.

(c)           The representations and warranties contained herein shall be true and correct in all material respects;

(d)           Agent shall have received an amendment and reaffirmation of that certain Corporate Guarantee dated as of October 31, 2008 in favor of Agent, in form and substance satisfactory to Agent; and

(f)            Agent shall have received an amendment to that certain side letter dated as of October 31, 2008 in favor of Point Blank Solutions, Inc., in form and substance satisfactory to Agent.

SECTION 3.        Representations and Warranties.  In order to induce Agent and each Lender to enter into this Amendment, each Amendment Party hereby represents and warrants to Agent and each Lender, which representations and warranties shall survive the execution and delivery of this Amendment, that:

(a)           all of the representations and warranties contained in the Loan Agreement and in each of the Other Agreements are true and correct in all material respects as of the date hereof after giving effect to this Amendment, except to the extent that any such representations and warranties expressly relate to an earlier date;

(b)           the execution, delivery and performance by Amendment Parties of this Amendment has been duly authorized by all necessary corporate action required on their part and this Amendment, the Loan Agreement and the Other Agreements are the legal, valid and binding obligation of Amendment Parties enforceable against Amendment Parties in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, and by general limitations on the availability of equitable remedies;

(c)           neither the execution, delivery and performance of this Amendment by Amendment Parties, the performance by Amendment Parties of the Loan Agreement nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Amendment Party’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (iii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Amendment Party or any of its Subsidiaries is a party or by which any Amendment Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived or consented to herein or by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof; and

(d)           no Default or Event of Default has occurred and is continuing.

SECTION 4.         Reference to and Effect Upon the Loan Agreement.

(a)           Except as specifically set forth above, the Loan Agreement and each of the Other Agreements shall remain in full force and effect and are hereby ratified and confirmed; and

(b)           the amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or any of the Other Agreements except as specifically set forth herein, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that Agent or Lenders may now have or may have in the future under or in connection with the Loan Agreement or any of the Other Agreements except as specifically set forth herein, (iii) constitute a waiver of any provision of the Loan Agreement or any of the Other Agreements, except as specifically set forth herein, or (iv) constitute a waiver of any Event of Default existing on the date hereof or arising after the date hereof and Agent and Lenders hereby reserve all rights and remedies under the Loan Agreement and the Other Agreements as a result of such Events of Default.  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Loan Agreement and the Other Agreements to the Loan Agreement shall mean the Loan Agreement as amended hereby.  This Amendment shall be construed in connection with and as part of the Loan Agreement.  Each Amendment Party hereby acknowledges and agrees that there is no defense, setoff or counterclaim of any kind, nature or description to the Liabilities or the payment thereof when due.

SECTION 5.        Costs And Expenses.  To the extent provided in Section 4(c)(iv) of the Loan Agreement, Borrowers agree to reimburse Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

SECTION 6.         GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 7.         Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purposes.

SECTION 8.         Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

BORROWERS:

PROTECTIVE APPAREL CORPORATION OF AMERICA

By:	/s/ Jim Henderson
Name:	Jim Henderson
Title:	Acting President

POINT BLANK BODY ARMOR INC.

By:	/s/ Jim Henderson
Name:	Jim Henderson
Title:	Acting President

LIFE WEAR TECHNOLOGIES, INC.

By:	/s/ Jim Henderson
Name:	Jim Henderson
Title:	Acting President

PARENT:

POINT BLANK SOLUTIONS, INC.

By:	/s/ Jim Henderson
Name:	Jim Henderson
Title:	Acting CEO

[Signature Page to Twelfth Amendment to Loan and Security Agreement]

AGENT AND LENDER:

BANK OF AMERICA, N.A., as successor by merger to LaSalle Business Credit, LLC

By:	/s/ David S. Oppenheimer
Name:	David S. Oppenheimer
Title:	SVP

[Signature Page to Twelfth Amendment to Loan and Security Agreement]